FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 Current Report

                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 28, 2004

                         The Allied Defense Group, Inc.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

              001-11376                             04-2281015
      (Commission File Number)          (I.R.S. Employer Identification No.)

8000 Towers Crescent Drive, Suite 260, Vienna, Virginia         22182
       (Address of Principal Executive Offices)               (Zip Code)

        Registrant's Telephone Number, including area code (703) 847-5268

                                 Not Applicable
          (Former name or former address, if changed since last report)


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Item 5: On May 28, 2004,  we entered into a senior  secured loan  facility  (the
"Senior Facility") with Wilton Funding, LLC (the "Senior Lender").

      The Senior Facility provides us the opportunity to borrow up to $18 million for working capital and permitted acquisitions. We borrowed $2 million at closing of the Facility. We are authorized to borrow the balance of the Facility from time to time through November 28, 2005 pursuant to certain conditions. Interest is payable monthly; principal payments begin in December, 2005 and continue through November, 2010. The Senior Facility is secured by a first priority security interest in all assets owned by us and our domestic subsidiaries; a pledge of the stock of each of our domestic and certain foreign subsidiaries; and cash collateral. We have agreed to issue 2,000 penny stock warrants for each $1 million advanced under the Facility.

Exhibit:    10.1  Loan and Security Agreement among Wilton Funding,  LLC and The
                  Allied Defense Group, Inc. and certain of its subsidiaries.

99                Press release dated June 2, 2004

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       THE ALLIED DEFENSE GROUP, INC.

                                       By: /s/  John G. Meyer, Jr.
                                           -------------------------------------
Date: June 2, 2004                         John G. Meyer, Jr.,
                                           President and Chief Executive Officer